Exhibit 99.1

NEWS	Northrop Grumman Corporation Public Information 1840 Century Park East Los Angeles, California 90067-2199 Telephone 310-553-6262 Fax 310-556-4561
Contact: Randy Belote (703) 875-8525

For Immediate Release

NORTHROP GRUMMAN, TRW CONTINUE CONSTRUCTIVE
DISCUSSIONS WITH JUSTICE DEPARTMENT

LOS ANGELES — Dec. 5, 2002 — Northrop Grumman Corporation

(NYSE: NOC) and TRW Inc. (NYSE: TRW) announced today that they continue to have constructive discussions with the Department of Justice relating to their proposed merger and continue to believe that a mutually acceptable consent decree can be reached within the next several days. Every effort will be made, the parties said, to complete their pending merger promptly following shareholder approval of the merger at meetings on Dec. 11, 2002.

The companies agreed with the Justice Department, however, that in the event the consent decree is not finalized by Dec. 9, 2002, they will not close the merger until the consent decree is finalized or until Dec. 16, 2002, whichever is earlier.

As previously disclosed, the anticipated consent decree will contain provisions to assure fair and open competition with respect to certain satellite technologies and it is not expected that any divestitures will be required.

Northrop Grumman Corporation is a $17 billion, global defense company with its worldwide headquarters in Los Angeles. Northrop Grumman provides technologically advanced, innovative products, services and solutions in defense and commercial electronics, systems integration, information technology and nuclear and non-nuclear

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NORTHROP GRUMMAN, TRW CONTINUE CONSTRUCTIVE
DISCUSSIONS WITH JUSTICE DEPARTMENT

shipbuilding and systems. With nearly 96,000 employees and operations in 44 states and 25 countries, Northrop Grumman serves U.S. and international military, government and commercial customers.

TRW provides advanced-technology products and services for the automotive, space & electronics, and systems markets. The company’s news releases are available through TRW’s corporate Web site www.trw.com.

FORWARD-LOOKING STATEMENTS

Certain statements made or implied in this release contain or are based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and in particular, statements that are accompanied or preceded by words such as “expect,” “anticipate,” variations of these words and similar expressions, including without limitation use of the future tense, are forward-looking, and actual outcomes may differ materially from those described or anticipated in this release. Other risks associated with the TRW Inc. acquisition may be found in Northrop Grumman Corporation’s filings with the SEC, including without limitation, the joint proxy statement/prospectus dated November 4, 2002 contained in the Registration Statement on Form S-4 described below, together with all Supplements thereto.

Northrop Grumman filed a registration statement on Form S-4 (File No. 333-83672) with the Securities and Exchange Commission (SEC) on March 4, 2002 that has been amended to include a joint proxy statement/prospectus relating to the proposed merger of Northrop Grumman and TRW Inc. The directors, certain executive officers and other employees and representatives of Northrop Grumman and TRW Inc. may be deemed to be participants in the solicitation of proxies for the shareholder meetings relating to the proposed merger. The definitive joint proxy statement/prospectus dated November 4, 2002, contains important information regarding such potential participants and other important matters that should be read by Northrop Grumman and TRW shareholders before making any decisions regarding the merger. Copies of the joint proxy statement/prospectus, and any amendments or supplements thereto, may be obtained without charge at the SEC’s website at www.sec.gov as they become available.

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